FORM F-4
        Quarterly Report Under Section 13 of the Securities Exchange Act
                                     of 1934
                      for the Quarter ended March 31, 1996



                     FDIC Insurance Certificate Number 32995


                              Granville United Bank
                    (Exact name of bank specified in Charter)


                                 North Carolina
                            (State of Incorporation)


                                   56-1634590
                      (I.R.S. Employer Identification No.)


                              109 Hillsboro Street
                          Oxford, North Carolina 27565
                     (Address of principal executive office)

                                 (919) 693-9000
                             (Bank's telephone No.)



Indicate by check mark whether the bank (1) has filed all reports required to be filed by Section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the bank was requires to file such reports), and (2) has been subject to such filing requirements for the last 90 days.


                                    YES XX    NO


                 Number of Shares of Common Stock, $5 Par Value,
                    outstanding as of March 31, 1996: 430,000

GRANVILLE UNITED BANK
BALANCE SHEET

                                                                             March 31,                 December 31,
                                                                               1996                        1995


             Assets

Cash and due from banks                                                $         1,793,834         $         1,890,435
Interest-bearing deposits with banks                                               299,721                     399,664
Federal funds sold                                                               2,065,000                     315,000
Securities available for sale (at market value)                                 29,545,920                  32,248,510
Investment securities (held to maturity), market
     value of $784,500 in 1996 and $793,000 in 1995                                753,849                     753,701
Loans less allowances for credit losses of
     $284,380 in 1996 and $282,424 in 1995                                      23,508,413                  21,800,270
Properties and equipment, net                                                      625,748                     645,408
Accrued income                                                                     837,080                     715,572
Other assets                                                                       662,411                     641,642
                                                                         ------------------          ------------------
                                                                       $        60,091,976         $        59,410,202
                                                                         ==================          ==================

             Liabilities and Shareholders' Equity

Liabilities
Demand deposits                                                                  5,087,395                   5,121,324
Savings and NOW deposits                                                        18,223,268                  17,910,258
Large denomination time deposits                                                 8,408,102                   7,920,567
Other time deposits                                                             21,610,840                  21,627,713
                                                                         ------------------          ------------------
             Total deposits                                                     53,329,605                  52,579,862

Accrued interest payable                                                           234,133                     240,506
Other liabilities                                                                  220,884                     294,705
                                                                         ------------------          ------------------
                                                                                53,784,622                  53,115,073
Commitments and contingencies

Shareholders' equity
     Common stock, $5 par value; 2,000,000 shares
      authorized; 430,000 shares issued                                          2,150,000                   2,150,000
     Surplus                                                                     2,539,223                   2,539,223
     Retained earnings                                                           1,438,699                   1,275,633
     Unrealized depreciation on investment securities
       available for sale, net of income taxes                                     179,432                     330,273
                                                                         ------------------          ------------------
                                                                                 6,307,354                   6,295,129
                                                                         ------------------          ------------------
                                                                       $        60,091,976         $        59,410,202
                                                                         ==================          ==================


GRANVILLE UNITED BANK
STATEMENTS OF INCOME
For the three months ending March 31, 1996 and 1995




                                                                                   1996                       1995
                                                                            --------------------       -------------------

Interest income:
       Loans and fees on loans                                            $             535,112      $            398,764
       Federal funds sold                                                                 6,001                    16,192
       Interest on investment securities:
            Taxable                                                                     494,675                   357,239
            Exempt from federal income tax                                                9,779                     8,566
       Deposits with other financial institutions                                         7,483                    18,055
                                                                            --------------------       -------------------
                                                                                      1,053,050                   798,816
                                                                            --------------------       -------------------

Interest expense:
       Large denomination certificates of deposit                                       119,790                    73,271
       Other deposits                                                                   425,814                   346,685
       Federal fund purchased                                                             2,285                     2,217
                    Total interest expense                                              547,889                   422,173
                                                                            --------------------       -------------------

                    Net interest income                                                 505,161                   376,643

Provision for credit losses                                                               2,500                         0
                                                                            --------------------       -------------------
       Net interest income after provision
          for credit losses                                                             502,661                   376,643
                                                                            --------------------       -------------------

Other income:
       Service charges on deposit accounts                                               57,222                    38,882
       Other service charges and fees                                                     5,019                     2,486
       Other Income                                                                       8,921                    26,962
                                                                            --------------------       -------------------
                    Total other income                                                   71,162                    68,330
                                                                            --------------------       -------------------

Other expense:
       Salaries                                                                         155,456                   144,023
       Employee benefits                                                                 31,913                    27,942
       Occupancy expense                                                                 20,529                    16,389
       Loss on sale of bonds                                                                127                     4,298
       Equipment expense                                                                 19,374                    23,515
       Other expense                                                                    107,821                   144,208
                                                                            --------------------       -------------------
                    Total other expense                                                 335,220                   360,375
                                                                            --------------------       -------------------

            Income before taxes                                                         238,603                    84,598

Income tax expense                                                                       75,537                    27,223
                                                                            --------------------       -------------------
       Net income                                                         $             163,066      $             57,375
                                                                            ====================       ===================
Net income per share                                                      $                0.38   $                  0.13
                                                                            ====================       ===================


GRANVILLE UNITED BANK
STATEMENTS OF CASH FLOWS
For the three months ending March 31, 1996 and 1995



                                                                               1995                      1994
                                                                         -----------------         -----------------

Cash flows from operating activities:
  Net income                                                           $          163,066                    57,375
  Adjustments to reconcile net income
    to net cash provided by operations:
             Depreciation                                                          19,660                    20,664
             Provision for credit losses                                           (2,500)                        0
             Deferred income taxes                                                      0                         0
             Net investment securities gains (loss)                                   127                     4,298
             Accretion of discount on securities, net of
               amortization of premiums                                             5,131                    10,228
             Changes in assets and liabilities:
               Deferred loan income                                                 8,399                    15,238
               Accrued income and other assets                                   (142,277)                 (897,254)
               Accrued interest payable and other liabilities                      (2,488)                   99,583
                                                                         -----------------         -----------------
  Net cash provided by operating activities                                        49,118                  (689,868)
                                                                         -----------------         -----------------

Cash flows from investing activities:
  Net increase (decrease) in interest-bearing
     deposits in banks                                                                (57)                     (164)
  Net increase (decrease) in federal funds sold                                (1,750,000)               (1,223,010)
  Proceeds from maturity of time deposits with
     other financial institutions                                                 100,000                         0
  Purchase of investments securities, available-for-sale                         (999,141)               (2,018,125)
  Purchase of investments securities, held to maturity                                  0               (10,255,854)
  Proceeds from sale/maturity of investments securities,
     available-for sale                                                         3,467,778                   495,277
  Proceeds form sale/maturity of investment securities,
     held to maturity                                                                   0                         0
  Net increase in loans                                                        (1,714,042)               (2,656,360)
  Capital expenditures, bank premises and equipment                                     0                  (383,003)
                                                                         -----------------         -----------------

    Net cash provided (used) by investing activities                             (895,462)              (16,041,239)
                                                                         -----------------         -----------------

Cash flows from financing activities
  Net increase in demand, savings and NOW                                         279,081                 2,852,743
  Net increase (decrease) in time deposits                                        470,662                12,978,865
   Proceeds from sale of common stock                                                   0                 1,300,000
                                                                         -----------------         -----------------
     Net cash provided by financing activities                                    749,743                17,131,608
                                                                         -----------------         -----------------
     Net increase in cash and cash equivalents                                    (96,601)                  400,501

Cash and cash equivalents, beginning                                            1,890,435                 1,540,926
                                                                         -----------------         -----------------
Cash and cash equivalents, ending                                      $        1,793,834        $        1,941,427
                                                                         =================         =================

Supplemental disclosure of cash flow information:
   Interest paid                                                       $          554,262        $          352,486
                                                                         =================         =================
   Taxes paid                                                          $          143,337        $           44,907
                                                                         =================         =================
   Unrealized gain (loss) on securities
      available for sale                                               $          271,867        $          (35,282)
                                                                         =================         =================



GRANVILLE UNITED BANK
Statements of changes in Shareholders' Equity
For the three months ending March 31, 1996 and 1995


                                                                                                       Unrealized
                                                                                                      Depreciation
                                                                                                     On Securities
                                               Common Stock                          Retained          Available
                                                                                     Shareholders'        for           Total
                                      Shares         Amount         Surplus          Earnings             Sale         Equity


Balance - January 1, 1995              330,000       1,650,000       1,739,223           806,247           -            4,195,470

Net income                                                                                57,375           -               57,375
                                    -----------   -------------   -------------   ---------------    --------------- -------------

Common Stock issued
under stock purchase                 100,000        500,000         800,000                                             1,300,000

Unrealized appreciation on
investment securities, available-
for-sale, net of income taxes           -              -               -                -                   (23,286)      (23,286)
                                    -----------   -------------   -------------   ---------------    --------------- -------------

Balance March 31, 1995                 430,000       2,150,000       2,539,223           863,622            (23,286)    5,529,559
                                    ===========   =============   =============   ===============    =============== =============





Balance January 1, 1996                430,000       2,150,000       2,539,223         1,275,633        330,273         6,295,129

Net income                              -              -               -                 163,066           -              163,066
                                    -----------   -------------   -------------   ---------------    --------------- -------------

Unrealized appreciation on
investment securities, available-
for-sale, net of income taxes           -              -               -                -                  (150,841)     (150,841)
                                    -----------   -------------   -------------   ---------------    --------------- -------------

Balance March 31, 1996                 430,000       2,150,000       2,539,223         1,438,699            179,432     6,307,354
                                    ===========   =============   =============   ===============    =============== =============




                      MANAGEMENT'S DISCUSSION AND ANALYSIS

                                       OF

                  FINANCIAL CONDITION AND RESULT OF OPERATIONS



         During the first quarter of 1996, assets were $60,091,976 compared to $59,410,202 on December 31, 1995 an increase of $681,774. During the same period, total deposits increased by $749,743 while loans increased by $1,708,143.

         Net profits for the first three months of 1996 were $163,066 compared to a profit of $57,375 during the first three months of 1995. On a per share basis, profits during the three month period ending March 31, 1996 were $.38 compared to a profit of $.13 in 1995 during the same period. The bank transferred $2,500 to loan loss reserve in 1996 whereas no transfers were made during the same quarter in 1995.

         As noted loan growth increased by $1,708,143 during the first quarter of 1996. Management plans to continue growth in loans and will strive to maintain loans as its primary earning asset.

         During 1995 Granville United Bank acquired deposits from a Branch Banking & Trust branch in Butner, North Carolina and deposits from a Southern National Bank branch located in Creedmoor, North Carolina. A full service branch was opened in Creedmoor on February 21, 1995. The bank's acquisition created additional expenses in 1995 thus lowering first quarter earnings. In 1996 the bank incurred expenses related to a data processor conversion. However, these expenses were minimal compared to the acquisition cost during the first quarter of 1995.

         Granville United Bank's capital to asset ratio was 10.50 at the end of the first. The return on average assets for the three month period was .27%.

                                   Signatures



         Pursuant to the requirements of the Securities and Exchange Act of 1934, this Bank has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized.



                                           Granville United Bank


Date:    May 14, 1995                      By: /s/  Billy N. Quick, Sr.
                                                    Billy N. Quick, Sr.
                                                    President and CEO



                                           By: /s/  Lionel B. Burnette
                                                    Lionel B. Burnette
                                                    Senior